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Exhibit 99.3

        LEVEL 3 FINANCING, INC.
Offer to Exchange

Up to $700,000,000 in principal amount of
5.125% Senior Notes due 2023
for
$700,000,000 in principal amount of
5.125% Senior Notes due 2023

and

Up to $800,000,000 in principal amount of
5.375% Senior Notes due 2025
for
$800,000,000 in principal amount of
5.375% Senior Notes due 2025

To Our Clients:

        Enclosed for your consideration is (i) a Prospectus, dated                           , 2015 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Level 3 Financing, Inc. (the "Issuer"), Level 3 Communications, Inc. ("Parent") and Level 3 Communications, LLC ("Level 3 LLC" and, together with Parent, the "Guarantors"), (ii) a form of Letter of Transmittal (the "2023 Letter of Transmittal"), relating to the offer (the "2023 Exchange Offer") by the Issuer and the Guarantors to exchange up to $700,000,000 in principal amount of the Issuer's new 5.125% Senior Notes due 2023 for the outstanding $700,000,000 in principal amount of the Issuer's 5.125% Senior Notes due 2023 (the "2023 Original Notes") and (iii) a form of Letter of Transmittal (the "2025 Letter of Transmittal" and, together with the 2023 Letter of Transmittal, the "Letters of Transmittal"), relating to the offer (the "2025 Exchange Offer" and, together with the 2023 Exchange Offer, the "Exchange Offers") by the Issuer and the Guarantors to exchange up to $800,000,000 in principal amount of the Issuer's new 5.375% Senior Notes due 2025 for the outstanding $800,000,000 in principal amount of the Issuer's 5.375% Senior Notes due 2025 (the "2025 Original Notes" and, together with the 2023 Original Notes, the "Original Notes"). The Original Notes were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended.

        The material is being forwarded to you as the beneficial owner of Original Notes held by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer and the Guarantors urge beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the applicable Exchange Offer.

        Accordingly, we request instructions as to whether you wish us to tender any or all of your Original Notes, pursuant to the terms and conditions set forth in the Prospectus and the applicable Letter of Transmittal. We urge you to read carefully the Prospectus and applicable Letter of Transmittal before instructing us to tender your Original Notes.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Original Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. Each Exchange Offer will expire at 5:00 p.m., New York City time, on                           , 2015, unless extended (the "Expiration Date"). Original Notes tendered pursuant to the applicable Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

        If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letters of Transmittal are furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

 INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to each Exchange Offer of the Issuer and the Guarantors.

        This will instruct you to tender the principal amount of Original Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the applicable Letter of Transmittal.

2023 Original Notes

Box 1	☐	Please tender my 2023 Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of 2023 Original Notes to be tendered if I wish to tender less than all of my 2023 Original Notes.
Box 2	☐	Please do not tender any 2023 Original Notes held by you for my account or benefit.

Date:

Signature(s)

Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.

2025 Original Notes

Box 1	☐	Please tender my 2025 Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of 2025 Original Notes to be tendered if I wish to tender less than all of my 2025 Original Notes.
Box 2	☐	Please do not tender any 2025 Original Notes held by you for my account or benefit.

Date:

Signature(s)

Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.

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  Exhibit 99.3
INSTRUCTIONS